BY-LAWS
                                       OF
                                 PRESTINE, INC.

                              Article I -- Offices

     The principal office of the corporation shall be in the 8001 Washburn Circle South, #4, Bloomington, Minnesota. The corporation may have such other offices, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                               Article II -- Seal

     The corporation shall have a seal and there shall be inscribed thereon the name of the corporation, the name of the State of its incorporation and the words "CORPORATE SEAL". An impression of the seal shall be made upon this section.

                     Article III -- Meetings of Shareholders

     Section 1. All meetings of the shareholders shall be held at the office of the corporation in the City of Minneapolis, Minnesota, or at such other place within or without the State of Minnesota as may be designated from time to time by the Board of Directors or the Executive Committee.

     Section 2. The annual meeting of the shareholders shall be held at ___________ on the _______________ in _________________, of year, or at such other time or such other day as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding business day.

     Section 3. Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board or in any other manner prescribed by law.

     Section 4. Written notice of each annual and of each special meeting of shareholders stating the place, date, and time thereof, and in the case of special meeting, the purpose thereof, shall be given. Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting by mailing, postage prepaid, directed to his address as it appears on the books of the corporation.

     Section 5. At each meeting of shareholders, each share-holder having the right to vote shall be entitled to vote in


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person, or by proxy evidenced by an instrument in writing subscribed by such shareholder and delivered to the secretary of the corporation. Each share holder shall have such vote to which he shall be entitled for each share having voting power registered in his name on the books of the corporation at the date of the meeting, or, if the Board of Directors shall have, by resolution, fixed in advance a date not exceeding sixty nor less than ten days preceding the date of any meeting for the purpose of taking a record of shareholders entitled to vote at such meeting, then only shareholders of record on such date, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding transfer of such shares after such record date. The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of the period elapsing between such record date and the date of such meeting. All elections shall be held and all questions decided by majority vote.

     Section 6. The holders of a majority of the shares issued and outstanding and entitled to vote at any meeting of the shareholders, present in person or represented by proxy, shall be requisite to and shall constitute a quorum for the transaction of business, except for certain transactions specifically listed in the Articles of Incorporation, or as otherwise provided by law.

     Section 7. At each annual shareholders' meeting, the Chairman of the meeting shall appoint one or more Inspectors of Election, whose duty it shall be to receive and count the ballots and make a written report showing the result of the balloting.

                            Articles IV -- Directors

     Section 1.  The directors of the corporation shall be not less than three
(3) nor more than (16) in number. The number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing directors. The term of each director shall be for a period of three (3) years, except with respect to the initial terms of the members of the first Board of Directors and the initial terms of any additional directors elected subsequent to the election of the first Board of Directors, or the term of any director elected, as hereafter provided, for a class the remaining term of which is less than three (3) years. The offices of director shall be divided into three (3) classes, Class 1, Class 2, and Class 3. The initial terms of those members of the first Board of Directors who shall be elected as Class 1 directors shall expire at the next annual meeting of the shareholders held after their election; those who shall be elected as Class 2 directors, one year thereafter; and those elected as Class 3 directors, two years thereafter, so that the terms


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of the members of each such class shall expire in a year separate and distinct from the other two classes. The class to which any such additional directors shall be elected shall be determined by the Board of Directors, and the initial term of any such additional directors shall expire on the same date as that of members of such class. In order to equalize, to the extent possible, the number of directors in each class, the Board of Directors may, from time to time, fix and determine the number of directors to be elected to respective classes. In the event the Board of Directors has fixed and determined the number of directors to be elected for a particular class, any director elected to such class shall hold office until the next election of the class for which he shall have been elected and until has successor shall be elected and qualified.

     Section 2. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall be established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 3. Special meetings of the Board of Directors shall be called by the Chairman of the Board or by the President. Three days' notice of time, date, and location of a special meeting shall be given to each director who does not waive such notice, either personally, by mail, or by telegram. Upon the written request of two or more directors, a special meeting shall be called by the Secretary in like manner.

     Section 4. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

     Section 5. Action may be taken by the Board of Directors without a meeting if all the members thereof consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 6. At all meetings of the Board, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, but, if less than a quorum is present, those present may adjourn the meeting from time to time until a quorum be present. The majority vote of a quorum of directors cast at a duly constituted meeting of the Board of Directors shall be sufficient to transact any business of the corporation.

     Section 7. The board of Directors shall elect from its number a Chairman and Vice-Chairman of the Board. The


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Chairman of the Board shall preside at all regular and special meetings of the
Board and, subject to the provisions of these Bylaws, the Chairman of the Board may appoint all committees of the Board, except the Executive Committee. Except as herein otherwise provided, the Chairman of the Board shall perform all other duties incident to his office. The Vice-Chairman of the Board shall perform all duties of the Chairman of the Board in his absence.

     Section 8. The Board of Directors may, by resolution, fix in advance a date not exceeding forty (40) days preceding the date for the payment of any dividend or the date for allotment of rights or the date for any change or conversion or exchange of capital shares, and in such case only shareholders of record on the date so fixed shall be entitled to receive such dividend or allotment of rights or exercise of such rights, as the case may be. The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of the period elapsing between such record date and the date for the payment of such dividend or for the allotment of such rights or exercise of such rights, as the case may be.

                        Article V -- Executive Committee

     Section 1. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint three directors who shall constitute the Executive Committee. The Board of Directors shall designate the members of the Executive Committee who shall serve as Chairman of the Executive Committee and Vice-Chairman, who, in the absence of the Chairman, shall have all the powers and perform all the duties of the Chairman of the Executive Committee. The Secretary of the corporation shall serve as Secretary of the Executive Committee. Vacancies in the Executive Committee may be filled at any meeting of the Board of Directors.

     Section 2. When the Board of Directors is not in session, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affaires of the corporation as permitted by law and may authorize the seal of the corporation to be affixed to all papers.

     Section 3. Meetings of the Executive Committee shall be held at the call of any member or of the President upon seventy-two (72) hours, or by telegraphic or written notice, which shall state the time, place, and location of the meeting and which shall be addressed to each of the members of the Executive Committee. On request by any member, the Secretary shall give the required notice calling the meeting. Such notice may be waived by the unanimous consent of the members of the Executive Committee.

     Section 4. At any meeting of the Executive Committee two members shall constitute a quorum. Any action of the


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Executive Committee to be effective must be authorized by the affirmative vote of the majority of the members thereof present and, in any event, shall require not less than two affirmative votes.

     Section 5. The Secretary of the Executive Committee shall keep the minutes of the meetings of the Executive Committee and cause them to be recorded in a book kept at his office for that purpose. These minutes shall be presented to the Board of Directors from time to time for their information.

     Section 6. The Executive Committee shall act only in intervals between meetings of the Board of Directors and shall be subject at all times to the control and direction of the Board.

                             Article VI -- Officers

     Section 1. The Board of Directors shall elect a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, and one or more Assistant Controllers, as it may determine. The Board of Directors may create such other offices as it may determine and appoint officers to fill such offices; fill vacancies in any offices; delegate to one or more officers any of the duties of any officer or officers; and prescribe the duties of any officers. All officers shall serve during the pleasure of the Board and may be removed by the Board of Directors at any time with or without cause.

     Section 2. The President shall be the Chief Executive Officer of the corporation. Subject to the provisions of the Bylaws and to the direction of the Board of Directors, he shall have responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive or which are delegated to him by the Board of Directors. He shall have the power to sign all stock certificates, contracts, and other instruments of the corporation which are authorized. The President shall affix or cause to be affixed the seal of the corporation to any instrument requiring the same, and the seal, when so affixed, shall be attested by the signature of the Secretary or the Treasurer. Unless otherwise directed by the Board of Directors, the President shall have the power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of the shareholders or with respect to any action of shareholders of any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation. The President shall have general supervision of all officers,


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and if any officer fails to perform his duties, he shall immediately report the same to the Board of Directors. The President shall submit a report of the operations of the corporation for the fiscal year to the directors at their first regular meeting in each year and to the shareholders at their annual meeting, and, from time to time, shall report to the directors on matters within his knowledge which interest of the corporation may require to be brought to their notice.

     Section 3. Each Vice President shall have the powers and duties incident to that office and shall have the powers and duties that may be prescribed from time to time by the Chairman of the Board or by the President. Each Vice President shall have the power to sign all stock certificates, contracts, and other instruments of the corporation which are authorized. In the absence of the President, each Vice President shall have the power to affix or cause to be affixed the seal of the corporation to any instrument requiring the same, and the seal, when so affixed, shall be attested by the signature of the Secretary or the Treasurer. In the absence of the President, when authorized, each Vice President shall have the power to act with respect to the securities of other corporations or entities which are owned by the corporation. In the event of the incapacity of the President, a Vice President designated by the Board of Directors or by the Executive Committee shall perform such duties of the President as the Board of Directors or the Executive Committee shall prescribe.

     Section 4. The Treasurer shall act as Chief Financial Officer of the corporation. He shall exercise control over all the corporate funds and securities owned by the corporation. He shall deposit all moneys and valuables in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors or the Executive Committee shall designate from time to time. He shall have the power to endorse for deposit all notes, checks, and drafts received by the corporation. he shall disburse the funds of the corporation as duly authorized from time to time, taking proper vouchers therefor. He shall have such further power and perform such further duties as shall be designated by the Board of Directors and the Executive Committee, and whenever required, he shall render an account of his transactions as Treasurer to the Board of Directors, the Executive Committee, and the Chairman of the Board.

     Section 5. The Controller shall be the Chief Accounting Officer of the corporation and the subsidiary companies. His duties shall be to provide for and maintain adequate records of all assets, liabilities, and transactions of the corporation in the conduct of its business; to see that adequate audits thereof are currently and accurately made; and in conjunction with other officers and heads of divisions and departments, to initiate and enforce rules and


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regulations, budgets, and other measures and procedures whereby the business of the corporation shall be conducted with maximum safety, efficiency, economy, and profit. He shall prescribe the form and content of the financial and accounting reports, furnish analyses of financial and operating results, and have authority to sign any and all reports or documents calling for the signature of the Chief Accounting Officer. He shall have supervision of federal taxation and the rendering of federal tax returns. He shall be under the direction of the President and the Board of Directors and shall report directly to them, as required.

     Section 6. The Secretary shall be secretary of and shall attend all meetings of the Board of Directors and all meetings of the shareholders. He shall act as clerk of such meetings and shall record all proceedings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and directors. He shall keep the seal of the corporation and, when duly authorized, shall affix the same to any instruments requiring the corporate seal and shall attest it by his signature.

     Section 7. The salary or compensation of all officers shall be fixed by the Board. If any vacancy shall occur among the officers, it shall be filled by the Board.

     Section 8. The Board of Directors may from time to time prescribe the duties of the officers and employees of the corporation.

               Article VII -- Indemnity of Directors and Officers

     This corporation shall indemnify and hold harmless each of its directors and officers against any and all expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding in which he is made a party by reason if his being or having been a director or officer of this corporation, except in relation to matters as to which he shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of his duties as such director or officer. In the event of settlement of such action, suit, or proceeding in the absence of such adjudication, indemnification shall include reimbursement of amounts paid in settlement and expenses actually and necessarily incurred by such director or officer in connection therewith, but such indemnification shall be provided only if this corporation is advised by its counsel that, in his opinion, (1) such settlement is for the best interests of this corporation, and (2) the director or officer to be indemnified has not been guilty of negligence or misconduct in respect of any matter covered by such settlement. Such right of indemnification shall not be deemed exclusive of any other right or rights to which he may be entitled under any other bylaw, provisions, agreement, vote of shareholders, or otherwise.


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                    Article VIII -- Shares and Their Transfer

     Section 1. Each holder of shares shall be entitled to a share certificate evidencing the number of shares and the class thereof owned by him, duly executed on behalf of the corporation, in such form and manner as the Board of Directors may from time to time prescribe.

     Section 2. The Board of Directors may appoint one or more banks or trust companies to act as transfer agent or transfer agents, and as registrar or registrars, of the shares of the corporation, or any one or more classes, and may from time to time change such transfer agents or registrars. No certificates for shares issued at a time when a transfer agent or registrar shall be appointed and acting shall be binding upon the corporation or of any validity whatsoever unless countersigned by a transfer agent and a registrar.

     Section 3. Unless the Board of Directors makes an exception to the following requirements, any person claiming a certificate of shares of any class to be lost or destroyed shall make an affidavit setting forth the facts with respect thereto and shall verify the same in such manner as the Board of Directors may require, and shall give the corporation, its transfer agents and registrars, a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors and to the transfer agents and registrars, in a penal sum at least double the value of the shares represented by said certificate, before a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

                           Article IX -- Miscellaneous

     Section 1. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by any appraiser selected with reasonable care.

     Section 2. In applying any provision of these Bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a specified number of days prior to an event, calendar


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days shall be used, and the day of the doing of the act shall be excluded, and the day of the event shall be included.

These By-Laws were adopted on the ___ day of __________, 1987, by resolution of the shareholders of the corporation.

                                                  By  _________________________
                                                      Its Secretary


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